Ark Restaurants

First Quarter 2019 Earnings Call

February 12, 2019

Ark Restaurants - First Quarter 2019 Earnings Call, February 12, 2019

C O R P O R A T E P A R T I C I P A N T S

Sonal Shah, In-House Counsel

Anthony Sirica, Chief Financial Officer & Director

Michael Weinstein, Founder, Chairman & Chief Executive Officer

C O N F E R E N C E C A L L P A R T I C I P A N T S

BG, [representative of an investment firm]

BM, [representative of an investment firm]

P R E S E N T A T I O N

Operator:

Greetings, and welcome to the Ark Restaurants First Quarter 2019 Results Conference Call. At this time all participants are in a listen-only mode. A question and answer session will follow the formal presentation. If anyone should require operator assistance during the conference please press star, zero on your telephone keypad. As a reminder, this conference is being recorded. I would now like to turn the conference over to your host, Sonal Shah, General Counsel.

Sonal Shah:

Thank you, Operator. Good morning, and thank you for joining us on our conference call for the first quarter ended December 29, 2018. With me on the call today is Michael Weinstein, our Chairman and CEO; Vinny Pascal, our Chief Operating Officer; and Anthony Sirica, our Chief Financial Officer. For those of you, who have not yet obtained a copy of our press release, it was issued over the newswires yesterday and is available on our website. To review the full text of that press release, along with associated financial tables, please go to our homepage at www.arkrestaurants.com.

Before we begin, I’d like to read the safe harbor statement. I need to remind everyone that part of our discussion this morning will include forward-looking statements and that these statements are not guarantees of future performance, and therefore, undue reliance should not be placed on them. We refer everyone to our filings with the Securities and Exchange Commission for a more detailed discussion of the risks that may have a direct bearing on our operating results, performance and financial condition. I’ll now turn the call over to Anthony, for a few remarks.

Anthony Sirica:

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

1-888-562-0262 1-604-929-1352 www.viavid.com

Ark Restaurants - First Quarter 2019 Earnings Call, February 12, 2019

Good morning, everyone. Before Michael provides his commentary, I just wanted to ensure that everyone is clear on the impact that the write-offs associated with Durgin-Park had on our income statement. GAAP requires us to record these things within operating expenses, which then affects our operating income. There were two significant items that were part of this write down, one was for the trademark that we had on the Durgin-Park name and the other write-off was the acceleration of the depreciation and amortization of the fixed assets. So, when you look at our net income, we just wanted it to be clear that in the current year, there was $1 million write-down that affected our net income. So, if you added that back net of tax, our net income would be about $900,000. When you compare that to the prior year, we had $1.6 million of net income, but that also included a discrete tax adjustment, a tax benefit of $1.2 million. So, when you exclude that, net income in the prior year was approximately $400,000, compared to, again, $900,000 in the current year, which just about equals our increase in EBITDA for the period that Michael will discuss. I’ll now turn it over to Michael Weinstein.

Michael Weinstein:

Thanks, Anthony. I hope everybody understands that. The business in the December quarter, we should go through it region by region. Las Vegas was—continues to be strong. Florida is very strong for us. Both Rustic and Shuckers are doing well, continue to make gains in headcounts. New York was okay. The city I think was slightly slower than it has been in previous years. We did a couple less events in—than we have done in the prior year. So New York was a little bit slower, nothing to be concerned about. As a matter of fact, we picked up in January quickly until the cold weather came and then we had a few bad days, but New York seems fine. Washington, Sequoia, we start to see a lot of events in December. The event calendar is starting to fill up. January, we’re starting to do a little bit better with events than the prior January. Our à la carte business in January and February, historically, is very, very slow. Sequoia is getting there. We’re not where we want to be at, but there are advances and we think that or—we are hopeful that by spring, we’ll really be doing the kind of numbers that we expected to do, coming out with renovation. So we closed in Boston, obviously. Alabama, we have sort of restructured the back offices in Alabama, the restructuring.

We have fewer people. We’ve taken on more of the work in the home office. The sales in Alabama revert and I think with the restructuring, our operating profits going forward will be increased substantially. So our business, away from Washington, D.C., seems very, very solid and Sequoia, it still remains to be seen how we’re going to do. This would be the first spring and summer where we have all the outdoor cafe seats available to us. We didn’t have that last year. We essentially did around $10 million last year without any benefit—a very little benefit from the outdoor seats. There are 550 outdoor seats. If we get to see a benefit, then we’ll come in with the kind of numbers that our expectations were when we did the refurbishing of Sequoia.

We have a little bit of a benefit coming to us in the fast food operations at the two Hard Rock hotels, in which we have partners with a majority owner, but we have partners. For the last 2.5, 3 years, the Hard Rocks had changed their comping system where there were no comps or no benefits of points allowed to be used in the past two quarters. As of January 7, they’ve changed their marketing plans where we can now use points and comps that they provide to their customers for food purposes in the fast food court. Our sales have jumped somewhat. This can be very significant for us if it continues. It’s a three month experiment. I think they’re going to continue, because they’re seeing good results from this. So that will help us there.

All in all, our business is solid. The real swing here going forward will be the elimination of Durgin-Park, which was a cash drain and what happens with Sequoia in the spring. Those are the two components we’ve got to look at for this year. We’ve already written-off Durgin-Park and closed in January, so that’s not going to hamper us anymore. The big plus here is what happens with Sequoia. The rest of the business is doing just fine. We’re going to have an issue, especially in New York with minimum wage

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

1-888-562-0262 1-604-929-1352 www.viavid.com

Ark Restaurants - First Quarter 2019 Earnings Call, February 12, 2019

increases. We had another—the third leg of a three-part minimum wage increase over the last three years. We think we will recover most if not all of that through some increased menu pricing. Not specifically, in New York, where we’ve increased prices just slightly, but we think we have a lot of room and we have increased prices in Florida, where we have excess demand for our restaurants. We think we have room there. We think we have a little room in Alabama. So—and a little bit room in Las Vegas. So if you—if we are successful in the way we plan with these menu increases, we think the increases in minimum wage in New York will be offset by those menu prices. So we think we’re doing good. And we think we should have a better year. Last year was a disaster with weather, way off in our projections. It sort of made us gun-shy to project this year, but the December quarter was a decent quarter. Again, without—the December quarter was marked by bad results in Durgin-Park, in the December quarter, in addition to the right ones. The operating results weren’t good and Sequoia was not in full bloom by any means. Any questions? I’m happy to answer.

Operator:

At this time we will be conducting a question and answer session. If you would like to ask a question please press star, one on your telephone keypad. A confirmation tone will indicate your line is in the question queue. You may press star, two if you would like to remove your question from queue for participants using speaker equipment it maybe necessary to pick up your handset before pressing the star keys. One moment please while we pull for questions.

Our first question comes from BG. Please proceed with your question.

BG:

Hi. Good morning gentlemen.

Michael Weinstein:

Good morning.

BG:

It sounds like pretty good news on the Hard Rock restaurants in Florida, because from what I remember, those caused a pretty significant falloff a couple of years back when you had that issue with the comping. So that’s good to hear. And overall, it sounds like there should be some pretty good progress this year on EBITDA growth based on everything you just said. I’m curious if you could provide any update on the second quarter thus far? And then if you could talk about some of your growth initiatives longer term, please?

Michael Weinstein:

So January has been a pretty rough month in the Northeast, because of just strikingly cold weather. The rest of the business has been very good. I don’t have the January final numbers yet, quite honestly, BG. We’re just getting those in. I think it’s fine. The quarter will be fine. There is nothing strikingly observable that would make us believe that we’re not progressing in terms of positive EBITDA growth over the last year for the quarter. But this is not a big quarter for us, the March quarter. When you really see it is, obviously, in the warmer months when those outdoor cafe seats were pumping and June and September quarters really make or break our year. But we are fine. I mean, I don’t—you are not going to see a big jump this quarter over the last year’s quarter and a March quarter ever unless we had some new properties.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

1-888-562-0262 1-604-929-1352 www.viavid.com

Ark Restaurants - First Quarter 2019 Earnings Call, February 12, 2019

So I hope that answers that part of the question. In terms of new initiatives, I’d like to discuss Rustic Inn for a second and the economics of Rustic Inn, because I don’t think anybody give—you’d probably give us credit and so shareholders—and some shareholders give us credit. But it’s indicative of the areas we are looking to expand into. We bought Rustic Inn for $7.5 million and included the property. At the time, the operation was earning a little over $1 million, we had figured that there were some add-backs that we—that are—size of our Company could bring to Rustic Inn in terms of savings and best practices. And so we figured it was $1.5 million. And indeed it was $1.5 million. But we also thought that it was vastly underpriced. It had a 92-year-old owner, who hadn’t paid detention to menu pricing in years, because he was happy with the $1 million he was taking out of it. And at the same time we bought it, there was a lot of development going on in the area. New hotels were being built. It’s right near the airport and also the shipping, cruise line, docking places. So we saw more demand coming toward us. And we raised prices and more demand. And when you raise prices sometimes, you figure—you still need to figure, well, how many headcounts am I going to lose, because I’m going to increase in prices? The opposite happened to us. We raised prices and more people came and we wound up with properties at—to make a $3.5 million a year. And we own the land under it.

So eventually, say, we bought it at 2x future earnings, which is a ridiculous comment to make, because we didn’t know it at the time, but that’s where it is. But even when you look at low interest rates and cap rates, even in a $1.5 million, we were prepared to take $1 million of that and do a sales leaseback. We think we get 13x for it. So we paid $7.5 million for it. We do a sales leaseback, there are some taxes to pay, but we think the lands on a sales leaseback could be worth $13 million—$12 million, $13 million. And that would’ve been the case even with $1.5 million in profit, et cetera. The sale leaseback guide will probably not want to do a $1 million, because there’s not enough coverage. But today, there’s $3.5 million to cover $1 million. So we think that property is worth $13 million, we give up $1 million to rent and we still have $2.5 million left over. The same is true in Alabama to a lesser extent where, again, we paid 5x for a business, 5x earnings of these two restaurants. So we think the sale leaseback plus the restaurant operations would support a sale leaseback, will make our purchase look kind of smart and the same is true to a smaller extent in Shuckers.

So these are the areas that we’re looking at. We are seeing deals of single brand, one-off restaurants that own their property or the property could be bought as part of the deal, where the owners want to retire or they’re old or the restaurants—or the owners died and left it to some relative, who doesn’t want to run the restaurant. We’re seeing these deals. We’re handcuffed only to the extent that we have leverage on their balance sheet or can provide the leverage on their balance sheet to buy these things. So we’re limited. We’re not going to be able to buy 10 of them if 10 of them came up, but if 1 or 2 of them came up this year, we should be able to do it. And if we have to provide additional cash on our balance sheet by doing sale leasebacks, we’ll do it, because in the end, if you give up a $1 million in Rustic for a $13 million sale and even after taxes you have $10 million, you could buy $2 million worth of EBITDA with the $10 million that’s left over. So giving up a $1 million, you can find another $2 million given that there is always risk in buying these things and making sure you can manage them properly, but we think these opportunities exist and that’s where our focus really is.

BG:

Thank you.

Operator:

As a reminder we are now conducting a question and answer session. If you would like to ask a question please press star, one on your telephone keypad. A confirmation tone will indicate your line is in the question queue. You may press star, two if you would like to remove your question from the queue. For

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

1-888-562-0262 1-604-929-1352 www.viavid.com

Ark Restaurants - First Quarter 2019 Earnings Call, February 12, 2019

participants using speaker equipment it maybe necessary to pick up your handset before pressing the star, keys. One moment please while we pull for question.

Our next question comes from BM. Please proceed with your question.

BM:

Hi, Michael.

Michael Weinstein:

Hi, BM how are you?

BM:

Good. I mean, at the beginning of the year, maybe, it’s an opportunity to just take a kind of an overarching look at the year ahead and then maybe layout kind of ballpark rough areas where you see cash flow sort of coming out for the year what you plan on doing with the cash flow. How are you looking at this year? And how are you looking at the business, let’s say, 2 or 3 years from now?

Michael Weinstein:

So I think I laid out the area where we’re most interested in looking in terms of buying restaurants so that—and the property underneath them. That seems to be an area where we’re most comfortable with whatever risk there is in the restaurant business, for two reasons: number one, that—we think the capital that we generate is better used buying cash flow that already exist. Our history of running many different types of restaurants serves us well on this. The guy who owns the single-brand restaurant and that may be extremely productive who wants to sell it, doesn’t have very many options, because the national brands don’t want them, because they don’t extend their brand. And local restaurant tours probably can’t afford to buy them. So they’re going to buy them with notes and here we can write a check and the person does not need to worry about the notes and that allows us to buy them at a price that’s very attractive to us. So that’s again the main area where we’re looking. The—we expect better cash flow this year, but I got to tell you, we’re gun-shy in terms of giving out a number based upon what happened to us last year.

We did a weather pattern that if it’s repeated, will hurt us in any projection we give out. But it should be, by all accounts, the same year or close to the same year we were projecting last year before we got killed by weather. So we made some changes in terms of getting rid of Durgin-Park, which is a cash drain. We had tried to sell it. We had tried to do things to come out better, but we just decide—in the end, we weren’t able to accomplish anything with the asset, so we just closed it. Everything else we have is doing just fine. So I see an expansion of our business in Las Vegas, it continues to improve on the very strong point. We see Alabama doing better. We see Florida doing better. BG, who preceded you with the question, has got it right, two Hard Rocks, if they continue this beyond the three month trial with the comps, that will benefit us tremendously. So we think, we are in very good shape for the year, but I’m really hesitant to give a number out. But we’re going to use the capital to accomplish finding and bringing in more properties, where we own the property in addition to the restaurant operation. I think that that’s the main goal here.

BM:

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

1-888-562-0262 1-604-929-1352 www.viavid.com

Ark Restaurants - First Quarter 2019 Earnings Call, February 12, 2019

Operator:

Ladies and gentlemen, we have reached the end of the question-and-answer session. And I would like to turn the call back to Michael Weinstein, for closing remarks.

Michael Weinstein:

So what purposely I haven’t mentioned here is the Meadowlands. We sort of have in our mind the Meadowlands on the side, we’re not waiting it for—for it to happen to grow our business. We’re pretending that it’s never going to happen, but certain significant things have happened and the largest event, the most important event is the advent of sports betting last August. And we are doing about $10 million a week in sports betting at the Meadowlands. Interesting enough, as of about a month and 1.5 months ago, when they did the analysis of sports betting in the state of New Jersey, the Meadowlands was doing more business than all the casinos put together who has sports betting. So it sort of validates the case that the Meadowlands would be the ideal location for a casino. We’ve mentioned other things that make it an important location, proximity in Manhattan, MGM, as you probably know, have bought Yonkers Raceway, Sheldon Adelson is playing around the development in Queens. But New Jersey and the Meadowlands is closer to Manhattan and these are one of those locations. Bergen County is one of the most densely-packed counties in the country. So we just think if it’s going to happen, it’s going to happen at the racetrack. Sports betting made the complex profitable. We should be seeing some small amount of the EBITDA from that, not a great amount. But we’re going to see some money coming from that. We think once Cuomo announces downstate betting in New York, which means, Bronx, Queens, that will force New Jersey’s hand and sports betting is just the first step, in our minds, if Meadowlands is becoming a casino. We still think that’s two years off, but we’re still very strongly persuaded this is going to happen. So with that, thank you all for participating in the call. And we’ll speak to you the next quarter.

Anthony Sirica:

Thank you.

Operator:

This concludes today’s conference. You may disconnect your lines at this time. Thank you for your participation.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

1-888-562-0262 1-604-929-1352 www.viavid.com